Exhibit 7(b)


STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com




                                                          August 30, 2002


Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

       Re:    NATIONAL VARIABLE LIFE INSURANCE ACCOUNT

Ladies and Gentlemen:

           We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 11 to the Registration Statement on Form S-6 by National Variable Life Insurance Account for certain variable life insurance policies (File No. 33-91938). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Very truly yours,

                                         SUTHERLAND ASBILL & BRENNAN LLP



                                         By:  /S/ STEPHEN E. ROTH
                                              -------------------
                                              Stephen E. Roth